UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 19, 2010

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 19, 2010, we filed a Current Report on Form 8-K disclosing entry into a material definitive agreement under Item 1.01. The Form 8-K incorrectly referenced the case numbers and filing dates of the settled actions. Accordingly, we are filing this amendment to Form 8-K to properly reference the case numbers and filing dates.

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 17, 2010, Blue Coat Systems, Inc. (the “Company”) entered into a memorandum of understanding (“MOU”) with plaintiffs, individual named defendants (“Individual Defendants”) and Ernst & Young LLP (“EY”) to settle the following purported shareholder derivative lawsuits (the “Actions”) that allege claims on behalf of the Company against the Individual Defendants and EY arising from or relating to the alleged backdating of stock options at the Company between 1999 and 2006 and alleged insider trading in 2004: In re Blue Coat Systems, Inc. Derivative Litigation, Case No. C 06-4809-JF (RS), filed on August 8, 2006 in the Northern District of California (the “Federal Derivative Action”) and In re Blue Coat Systems, Inc. Derivative Litigation, Case No. 1:05-CV-041436, filed on May 18, 2005 in the Superior Court of the State of California for the County of Santa Clara.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: August 23, 2010	By:	/s/ Gordon C. Brooks
Gordon C. Brooks Senior Vice President and Chief Financial Officer